UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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NMT Medical, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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27 WORMWOOD STREET

BOSTON, MASSACHUSETTS 02210-1625

April 27, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of NMT Medical, Inc. to be held at 1:00 p.m., local time, on Thursday, June 4, 2009 at our offices located at 27 Wormwood Street, Boston, Massachusetts 02210.

On the pages after this letter you will find the notice of the Annual Meeting, which lists the matters to be considered at the Annual Meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed your proxy card and our annual report for the year ended December 31, 2008.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to promptly mark, sign, date and return the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose, or to vote by telephone, pursuant to the instructions in this proxy statement. This will ensure your proper representation at the Annual Meeting.

Thank you for your ongoing support and continued interest in NMT Medical, Inc.

Sincerely,

Francis J. Martin President and Chief Executive Officer

NMT MEDICAL, INC.

27 WORMWOOD STREET

BOSTON, MASSACHUSETTS 02210-1625

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 4, 2009

To the Stockholders of NMT Medical, Inc.:

The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of NMT Medical, Inc., a Delaware corporation (the “Company”), will be held at our offices located at 27 Wormwood Street, Boston, Massachusetts 02210, on Thursday, June 4, 2009 at 1:00 p.m., local time, to consider and act upon the following matters:

1.	To elect five members of the Board of Directors, each to serve for a term expiring at the 2010 Annual Meeting of Stockholders;

2.	To approve the Amended and Restated 2007 Stock Incentive Plan to, among other things, increase the number of shares of the Company’s common stock authorized for issuance thereunder from 600,000 shares to 1,100,000 shares;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 15, 2009 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 27 Wormwood Street, Boston, Massachusetts 02110-1625, during ordinary business hours, for a period of ten days prior to the Annual Meeting as well as on the day of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting. All stockholders are invited to attend the Annual Meeting in person.

By Order of the Board of Directors,

Richard E. Davis, Secretary

Boston, Massachusetts

April 27, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE (OR VOTE YOUR SHARES BY TELEPHONE AS PROVIDED IN THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD) IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

NMT MEDICAL, INC.

PROXY STATEMENT

NMT MEDICAL, INC.

27 WORMWOOD STREET

BOSTON, MASSACHUSETTS 02210-1625

PROXY STATEMENT

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 4, 2009

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NMT Medical, Inc. (also referred to in this proxy statement as the “Company,” “NMT Medical,” “we” or “us”) for use at the 2009 Annual Meeting of Stockholders to be held at our offices located at 27 Wormwood Street, Boston, Massachusetts 02210, on Thursday, June 4, 2009 at 1:00 p.m., local time, and at any adjournment of that meeting (the “Annual Meeting”). All proxies will be voted in accordance with the stockholders’ instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying notice of meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. You may obtain directions to the location of the Annual Meeting by contacting, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625 c/o Secretary; telephone: (617) 737-0930.

At the close of business on April 15, 2009, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 13,204,106 shares of our common stock, par value $.001 per share, which we refer to as the common stock, constituting all of our outstanding voting stock. Each share of our common stock entitles the record holder to one vote on each of the matters to be voted upon at the Annual Meeting.

Our annual report for the fiscal year ended December 31, 2008, or fiscal 2008, is being mailed to stockholders with the mailing of this notice and proxy statement and the enclosed proxy card on or about April 27, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be Held on June 4, 2009:

This proxy statement and the 2008 Annual Report to Stockholders are available for viewing, printing and downloading at www.nmtmedical.com/annualmeeting.

A copy of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, which we refer to as the Commission, will be furnished without charge to any stockholder upon written request to the Secretary, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625.

HOW TO VOTE YOUR SHARES

You may vote your shares at the Annual Meeting in person, by proxy, or by telephone:

•	To vote in person, you must attend the Annual Meeting, and either complete and submit the ballot provided at the Annual Meeting or deliver your completed proxy card in person at such Annual Meeting.

•

To vote by proxy, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the Annual Meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the Annual Meeting in the manner you specify in the proxy card. If you complete the proxy card but do not provide voting instructions, then the designated persons will vote your shares in accordance with the recommendations of our Board. Our Board recommends that you vote FOR Proposals 1, 2 and 3.

•	To vote by telephone, you may vote your shares by following the “Vote-by-Telephone” instructions set forth on the enclosed proxy card.

PROPOSALS

The proposals being presented for stockholder action are set forth on the proxy card accompanying this proxy statement and are discussed in detail on the following pages. Shares you maintain voting power over that are represented by proxy will be voted at the Annual Meeting in accordance with your instructions indicated on the attached proxy card, whether executed by you or through telephonic voting.

The first proposal is to elect five directors, each to serve for a term expiring at the 2010 Annual Meeting of Stockholders. You may grant or withhold authority to vote your shares to elect all five nominees by marking the appropriate box on the proxy card. Should you desire to withhold authority to vote for one or more nominees, please identify the exceptions as instructed on the proxy card. Your shares will be voted as you indicate on the proxy card, whether executed by you or through telephonic voting. If you sign and return your proxy card and make no indication on the proxy card concerning this item, your shares will be voted “FOR” electing all five nominees named in this proxy statement.

The second proposal is to approve the Company’s Amended and Restated 2007 Stock Incentive Plan to, among other things, increase the number of shares of our common stock authorized for issuance thereunder from 600,000 shares to 1,100,000 shares. You are provided the opportunity on the proxy card to vote for or against this proposal or to abstain from voting with respect to this proposal. Your shares will be voted as you indicate on the proxy card, whether executed by you or through telephonic voting. If you sign and return your proxy card and make no indication on the proxy card concerning this proposal, your shares will be voted “FOR” the second proposal.

The third proposal is to ratify the selection of Deloitte & Touche LLP, or Deloitte & Touche, as our independent registered public accounting firm for the fiscal year ending December 31, 2009. You are provided the opportunity on the proxy card to vote for or against this proposal or to abstain from voting with respect to this proposal. Your shares will be voted as you indicate on the proxy card, whether executed by you or through telephonic voting. If you sign and return your proxy card and make no indication on the proxy card concerning this proposal, your shares will be voted “FOR” the third proposal

VOTES REQUIRED

The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock present at the Annual Meeting or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of the holders of a plurality of the shares of our common stock voting on the matter is required for the election of directors.

The affirmative vote of the holders of a majority of the shares of our common stock voting on the matter is required to approve the Company’s Amended and Restated 2007 Stock Incentive Plan.

The affirmative vote of the holders of a majority of the shares of our common stock voting on the matter is required to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Shares which abstain from voting as to a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be voted in favor of such matter and will not be counted as shares voting or votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect with respect to the voting on any of these proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as noted below, the following table sets forth certain information as of February 28, 2009 with respect to the beneficial ownership of our common stock by: (i) each person or entity known by us to beneficially own more than 5% of the outstanding shares of our common stock; (ii) each director and nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption “Executive Compensation” below, who are referred to in this proxy statement as the Named Executives; and (iv) all of our directors and executive officers as a group:

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Common Stock(3)
Holders of more than 5% of our common stock
Glenhill Advisors, LLC and affiliates(4)	1,006,000	7.7%
598 Madison Avenue, 12th Floor
New York, NY 10022

Morgan Stanley(5)	681,139	5.2%
1585 Broadway
New York, NY 10036

Royce & Associates, LLC(6)	677,500	5.2%
1414 Avenue of the Americas
New York, NY 10019

Renaissance Technologies, LLC and affiliates(7)	664,300	5.1%
800 Third Avenue
New York, NY 10022

Named Executives and Directors (which includes all nominees)
John E. Ahern(8)	723,427	5.5%

Richard E. Davis(9)	328,822	2.5%

Francis J. Martin(10)	85,500	*
6 Sawyer Road
Wellesley Hills, MA 02481

Cheryl L. Clarkson(11)	82,250	*
342 Beacon Street
Boston, MA 02481

Daniel F. Hanley, M.D.(12)	71,500	*
c/o The Johns Hopkins Medical Institutions
Director, Department of Neurology
Division of Brain Injury Outcomes
600 N. Wolfe Street
Jefferson 1-109
Baltimore MD 21287-7840

James J. Mahoney, Jr.(13)	64,417	*
86 Winding River Road
Needham, MA 02492

James E. Lock, M.D.(14)	24,300	*
c/o Children’s Hospital
300 Longwood Avenue
Boston, MA 02115

David L. West, Ph.D., M.P.H.(15)	6,666	*
c/o Quintiles Consulting
1801 Rockville Pike
Suite 300
Rockville, MD 20852-1633

All current directors and executive officers of the Company as a group (7 persons)(16)	663,455	5.1%

*	Represents less than 1% of our outstanding common stock.

1)	Except as otherwise indicated, the address of each beneficial owner and Named Executive is c/o NMT Medical, Inc., 27 Wormwood Street, Boston, MA 02210-1625.
2)	The number of shares of our common stock beneficially owned by each holder named above is determined under the rules of the Securities and Exchange Commission, or the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the holder has sole or shared voting power or investment power and any shares which the holder has the right to acquire within 60 days after February 28, 2009 through the exercise of any stock option or other right. Unless otherwise indicated, each holder has sole investment and voting power, or shares such power with an affiliate, with respect to the shares set forth in the table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
3)	The number of shares deemed outstanding for the purpose of calculating these percentages consists of the 13,082,391 shares of our common stock outstanding on February 28, 2009 plus any shares of our common stock issuable to the holder in question within 60 days after February 28, 2009 upon exercise of stock options or any other rights.
4)	This information is derived from an Amendment to a Schedule 13G filed with the Commission on February 17, 2009 by Glenhill Advisors, LLC (“Glenhill Advisors”), Glenn J. Krevlin and Glenhill Capital Management, LLC (“Glenhill Capital”). Glenn J. Krevlin is the managing member and control person of Glenhill Advisors. Glenhill Advisors is the managing member of Glenhill Capital. Glenhill Capital is the general partner and investment advisor of Glenhill Capital LP, a security holder of the Company and sole shareholder of Glenhill Capital Overseas GP, Ltd. (“Glenhill Ltd.”). Glenhill Ltd. is the general partner of Glenhill Capital Overseas Master Fund, LP, a security holder of the Company.
5)	This information is derived from a Schedule 13G/A filed with the Commission on February 17, 2009 by Morgan Stanley.
6)	This information is derived from a Schedule 13G filed with the Commission on January 27, 2009 by Royce & Associates, LLC.
7)	This information is derived from a Schedule 13G filed with the Commission on February 13, 2009 by Renaissance Technologies, LLC and James H. Simons.
8)	Mr. Ahern served as President and Chief Executive Officer until his retirement on February 9, 2009, on which date he also resigned as a member of our Board. He was replaced as President and Chief Executive Officer by Mr. Martin, a member of our Board, the same day. Includes 445,812 shares of our common stock issuable to Mr. Ahern within 60 days of February 28, 2009 upon exercise of stock options and 18,000 shares of our common stock held by Charles Schwab FBO John E. Ahern.
9)	Includes 148,186 shares of our common stock issuable to Mr. Davis within 60 days after February 28, 2009 upon exercise of stock options.
10)	Includes 500 shares of our common stock held by Mr. Martin’s wife. Also includes 83,000 shares of our common stock issuable to Mr. Martin within 60 days after February 28, 2009 upon exercise of stock options.
11)	Includes 78,000 shares of our common stock issuable to Ms. Clarkson within 60 days after February 28, 2009 upon exercise of stock options.
12)	Includes 54,000 shares of our common stock issuable to Dr. Hanley within 60 days after February 28, 2009 upon exercise of stock options.
13)	Includes 15,000 shares of our common stock issuable to Mr. Mahoney, within 60 days after February 28, 2009 upon exercise of stock options.
14)	Includes 24,300 shares of our common stock issuable to Dr. Lock within 60 days after February 28, 2009 upon exercise of stock options. On April 14, 2009, we announced that Dr. Lock will not stand for re-election as a director of the Company at the annual meeting scheduled for June 4, 2009.
15)	Includes 6,666 shares of our common stock issuable to Dr. West within 60 days after February 28, 2009 upon exercise of stock options.
16)	Includes an aggregate of 410,402 shares of our common stock issuable to all current directors and executive officers as a group within 60 days after February 28, 2009 upon exercise of stock options. This total does not include shares beneficially owned by Mr. Ahern.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and holders of more than 10% of the outstanding shares of our common stock to file with the Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of the Company. Based solely upon a review of reports submitted, and representations made, to us, we believe that during 2008 our executive officers, directors and holders of more than 10% of the outstanding shares of our common stock timely complied with all Section 16(a) filing requirements.

PROPOSAL 1—ELECTION OF DIRECTORS

The persons named in the enclosed proxy will vote to elect as directors the five nominees listed below, each to serve for a term expiring at the 2010 Annual Meeting of Stockholders, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect, whether the proxy card is executed by you or through telephonic voting. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board.

THE BOARD BELIEVES THAT APPROVAL OF THE ELECTION OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Nominees

Set forth below for each director and nominee is the name and age, position(s) with us, principal occupation and business experience during the past five years, and, where applicable, the year of his or her first election as a director of the Company:

Francis J. Martin, age 72, was elected a director of the Company in February 2001 and since February 2009 has been serving as our President and Chief Executive Officer. From March 2007 through October 2008, Mr. Martin served as the Chief Executive Officer of Corindus Inc., a company that designs, manufactures and commercializes remote control systems for interventional cardiology. From October 2005 until March 2007, Mr. Martin was Executive Chairman of Cappella Inc., a medical device company that develops coronary stents. From September 2004 to October 2005, Mr. Martin was an independent consultant and advisor to global venture capital firms, corporations and entrepreneurs in the medical technology industry. From October 2000 to March 2005, Mr. Martin was the Chairman and Chief Executive Officer of Florence Medical LTD, which developed and marketed vascular blood flow software and hardware systems used to assist the interventional cardiologist in the diagnosis and treatment of vascular disease. From June 1993 to June 2000, he was founder, Chairman and Chief Executive Officer of CorMedica Corporation, a private, independent developer and manufacturer of catheter-based navigation systems for use in percutaneous cardiovascular applications. Mr. Martin has an extensive background in the medical device industry, having co-founded and managed Advanced Biomedical Instruments from 1979 to 1986 and PLC Systems from 1987 to 1993. Prior to that, Mr. Martin was with Becton Dickinson & Co. and Abbott Laboratories, where he held senior management positions, domestically and internationally, in marketing, sales and business development. Mr. Martin is a board member of several privately-held companies.

Cheryl L. Clarkson, age 56, was elected a director of the Company in January 2001. Since 1999, Ms. Clarkson has served as the President and Chief Executive Officer of SkinHealth, Inc., a physician-based cosmetic dermatology company that Ms. Clarkson founded and that operates SkinHealth Centers throughout eastern New England. Ms. Clarkson has previously served as the acting Chief Executive Officer and the Chief Operating Officer of Peer Review Analysis, Inc., a publicly-traded health care adjudication and utilization review company, the President of ABIODENT, Inc., Danvers, Massachusetts, a dental device company, and the President of Beaver Steriseal, Inc., an ophthalmic surgical device company. Ms. Clarkson has also been the Vice President of Sales and Marketing for Rudolph Beaver, Inc., and spent ten years with American Hospital Supply Corporation in various management positions. She holds a Masters degree from the Sloan School of Management at M.I.T., where she was selected as a Sloan fellow. Ms. Clarkson serves as an overseer for a large teaching hospital.

Daniel F. Hanley, M.D., age 59, was elected a director of the Company in May 2003. Since 1996, Dr. Hanley has been a Professor of Neurology, Neurosurgery and Anesthesia/Critical Medicine at Johns Hopkins Medical Institutions. Since 1999, Dr. Hanley has also been Professor, School of Nursing; he is the Jeffrey and Harriett Legum Chair of Acute Care Neurology and Director of Brain Injury Outcomes Program at Johns

Hopkins Medical Institutions. Dr. Hanley is a graduate of Williams College and Cornell University Medical College and has board certification in internal medicine, neurology and psychiatry. Dr. Hanley is a leading expert on multiple types of brain injury and brain injury recovery. He has received more than 40 clinical and basic research grants, predominately from the National Institute of Health and the FDA Orphan drugs program. He has published more than 150 articles in peer-reviewed journals, has received the Alexander Humboldt International Research Prize for his accomplishments in brain injury research and has extensive clinical trials experience in that field. His trainees are directors of over 20 brain intensive care units across the United States. Dr. Hanley is the Vice Chairman of the Board of Directors of the National Stroke Association and has developed nationally recognized education and training programs for that organization. He has significant business experience in the areas of clinical trials design, organization and interpretation, drug development, device development and regulatory compliance.

James J. Mahoney, Jr., age 66, was appointed a director of the Company in October 2007 by our Board, and named Chairman of the Board in January 2008. Mr. Mahoney currently serves as President of the Mahoney Group, a private financial consulting firm, which he founded in 2004. Prior to founding the Mahoney Group, he co-founded the venture capital and equity investment firm HLM Management Company, where he spent 20 years working with portfolio companies in technology, health care services, medical technology and business services. Mr. Mahoney’s prior experience includes serving as general partner for Cowen & Company and as a securities analyst at Keystone Custodian Funds. Mr. Mahoney began his career in finance at Touche Ross & Company. Mr. Mahoney currently serves as the Lead Director of Aspect Medical Systems. He served as Chairman of the Board of Directors of PolyMedica Corporation (NASDAQ: PLMD) from 2005 to 2007 until PolyMedica’s acquisition by Medco Health Solutions (NYSE:MHS) in October 2007. Mr. Mahoney also serves as a board member for two privately held companies and as an advisor to five investment firms and endowment funds, and as a trustee of Blessed John XXIII National Seminary.

David L. West, Ph.D., M.P.H., age 62, was appointed a director of the Company in July 2007 by our Board. Dr. West is a Vice President of Quintiles Consulting, where he has been employed since 1994, assisting domestic and international medical device companies in developing and implementing strategic and regulatory plans for medical devices and combination products. From 1989 to 1993 Dr. West was Deputy Director of the Office of Device Evaluation, Center for Devices and Radiological Health, FDA. Dr. West is a leading expert in medical device laws and regulation, medical device development and evaluation, regulatory strategy and policy formulation, and device/drug/biologic combination products.

There are no family relationships among any of the Named Executives and our director nominees.

CORPORATE GOVERNANCE

The Board believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that the Board has adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on the “Corporate Governance” section of our website at www.nmtmedical.com. Alternatively, you can request a copy of any of these documents by writing to NMT Medical, Inc., c/o Secretary, 27 Wormwood Street, Boston, Massachusetts 02210-1625.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the Board is to oversee our management;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet at least twice a year in executive session;

•	the directors are responsible for attending the Annual Meeting of Stockholders;

•	the Board has full and free access to management and, as necessary and appropriate, independent advisors;

•	new members of the Board participate in an orientation program; and

•	at least annually, the Nominating and Corporate Governance Committee shall oversee an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively.

Role of the Board, Board Meetings and Attendance

The Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee our management and, in doing so, serve the best interests of the Company and our stockholders. The Board reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It evaluates our performance and that of our senior executives, as well as the overall effectiveness of our Board and its committees. Management keeps the directors informed of the Company’s activities through regular written reports and presentations at board and committee meetings.

Our corporate governance guidelines provide that directors are responsible for attending Board meetings and meetings of committees on which they serve. The Board met eight times during the fiscal year ended December 31, 2008, which is referred to in this proxy statement as fiscal 2008, either in person or by teleconference. During fiscal 2008, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.

Directors Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. Six directors attended the 2008 Annual Meeting of Stockholders.

Board Committees

The Board has established three standing committees—Audit, Joint Compensation and Options, and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the “Corporate Governance” section of our website at www.nmtmedical.com.

The Board has determined that each of the members of the Board’s three standing committees is independent as defined under the rules of the NASDAQ Stock Market that are applicable to us, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include, but are not limited to:

•	appointing, evaluating, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by Commission rules which is included on page 42 of this proxy statement.

The members of the Audit Committee are James J. Mahoney, Jr. (Chair), Cheryl L. Clarkson and Daniel F. Hanley, M.D. Mr. Francis J. Martin was a member of the Audit Committee during fiscal 2008 and until February 9, 2009, on which date he resigned from such committee and Dr. Hanley was appointed to fill the vacancy on such committee. The Board has determined that Mr. Mahoney is an “audit committee financial expert” as defined by applicable SEC rules. Please see page 7 of this proxy statement for details with respect to Mr. Mahoney’s financial background. The Audit Committee currently acts under a charter that was first adopted and approved in June 2000 and was amended and restated in March 2004 and amended and restated again in March 2007. The Audit Committee met six times during 2008.

Joint Compensation and Options Committee

The responsibilities of the Joint Compensation and Options Committee, which we sometimes refer to as the Compensation Committee, include, but are not limited to:

•	annually reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation;

•	determining the Chief Executive Officer’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other named executive officer;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 14 of this proxy statement; and

•	preparing the compensation committee report required by SEC rules, which is included on page 21 of this proxy statement.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes.”

The members of the Joint Compensation and Options Committee are David L. West, Ph.D., M.P.H. (Chair), Dr. Hanley and Mr. Mahoney. Mr. Martin was the Chair of the Joint Compensation and Options Committee during fiscal 2008 and until February 9, 2009, on which date he resigned from such committee and Mr. Mahoney was appointed to fill the vacancy on such committee and Dr. West was appointed to the Chair of such committee.

The Joint Compensation and Options Committee currently acts under a charter adopted and approved in March 2004 and that was amended and restated in March 2007. The Joint Compensation and Options Committee met three times during 2008.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”

The members of the Nominating and Corporate Governance Committee are Ms. Clarkson (Chair), Dr. Hanley and Dr. West. The Nominating and Corporate Governance Committee currently acts under a charter adopted and approved in March 2004 and that was amended and restated in March 2007. The Nominating and Corporate Governance Committee met three times during 2008.

Executive and Director Compensation Process

The Compensation Committee has implemented an annual performance review program for our executives, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the Company as a whole, each corporate department and each executive. Annual corporate goals are proposed by management and approved by the Board at the end of each calendar year for the following year. These corporate goals target the achievement of specific research, clinical, regulatory, financial and operational milestones. Annual department and individual goals focus on contributions that facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Department goals are proposed by each department head and approved by the Chief Executive Officer. Individual goals are proposed by each executive and approved by the Chief Executive Officer. The new Chief Executive Officer’s goals are expected to be recommended by the Compensation Committee and approved by the Board. Annual salary increases, annual bonuses, and annual stock option awards granted to our new Chief Executive Officer will be tied to the achievement of these corporate, department and individual performance goals.

The Compensation Committee has delegated to Francis J. Martin, our President and Chief Executive Officer, and Richard E. Davis, our Chief Operating Officer, the authority to make stock option grants under our 2007 Stock Incentive Plan, as amended, to our employees or any of our present or future subsidiaries, provided, however, that:

•	such options shall be on the terms set forth in our standard form of stock option agreement (or such other form as the Compensation Committee may designate from time to time for this purpose);

•	any such options shall, to the maximum extent permitted by applicable federal tax laws be granted as incentive stock options;

•	the exercise price of such options shall be equal to the closing price of our common stock on the date of grant; and

•	neither Mr. Martin nor Mr. Davis is authorized:

•	to grant options to himself or to any other executive officer of the Company or to any person that the Board or the Compensation Committee may from time to time designate in writing;

•	to grant to any newly-hired employee of the Company options with respect to more than 25,000 shares of our common stock; or

•	to grant to any person, in any one calendar year, options with respect to more than 25,000 shares of our common stock;

and provided further that Mr. Martin and Mr. Davis shall maintain a list of the options granted pursuant to this delegated authority and shall report to the Compensation Committee regarding the options granted, at such times and in such form as the Compensation Committee may from time to time request.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics, which applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We will provide a copy of our Code of Business Conduct and Ethics, at no charge, to you if you submit a written request to us at the following address: NMT Medical, Inc., c/o Secretary, 27 Wormwood Street, Boston, Massachusetts 02210-1625. You can also access our Code of Business Conduct and Ethics in the “Corporate Governance” section of our website at www.nmtmedical.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of our Code of Business Conduct and Ethics.

Board Determination of Independence

Our common stock is listed on The NASDAQ Global Market. Under applicable NASDAQ rules, a majority of the Board must be comprised of independent directors, and a director of the Company will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that neither Mr. Mahoney, Dr. West, Mr. Martin, Ms. Clarkson nor Dr. Hanley has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board. In connection with our acquisition of the CardioSEAL® Septal Occluder technology in 1996 from InnerVentions, Inc., we agreed to use our best efforts to nominate a designee of Fletcher Spaght, Inc. as a director of the Company, and certain of our stockholders agreed to vote their shares of our common stock in favor of such designee.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all of our stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Secretary, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting assuming the nominee consents to such inclusion.

Communicating with the Independent Directors

The Board will give appropriate attention to written or oral communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders who wish to send communications on any topic relevant to us to the Board should address such communications to Board of Directors, c/o Secretary, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625 or by telephone by calling (617) 737-0930. Absent unusual circumstances, the Secretary of the Company will promptly forward to each member of the Board any and all written or oral communications that are submitted by stockholders that he may receive.

Joint Compensation and Options Committee Interlocks and Insider Participation

During 2008, the members of the Joint Compensation and Options Committee were Mr. Martin (Chair), Dr. Hanley and Dr. West, none of whom was a current or former officer or employee during 2008 and none of whom had any related person transaction involving us. In February 2009, when Mr. Martin was appointed as President and Chief Executive Officer, he was replaced on the Joint Compensation and Options Committee by Mr. Mahoney and Dr. West became Chair of the committee. None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officer served on our Joint Compensation and Options Committee. In addition, none of our executive officers has served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officer served on our Board.

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review, and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

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any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

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interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Certain Relationships and Related Transactions

In connection with sales of our CardioSEAL® , STARFlex® and BioSTAR® implant devices and pursuant to the terms of a license agreement with Children’s Medical Center Corporation, which we refer to as CMCC, we paid an aggregate of approximately $1,781,000 in royalties to CMCC during 2008. James E. Lock, M.D., a member of the Board and an affiliate of CMCC, received approximately $400,000 of these royalty payments. This transaction was not reviewed under the policy described above under the heading “Policies and Procedures for Related Person Transactions” because such policy was adopted by the Board in March 2007. However, all of the material terms of the existing arrangement between CMCC and Dr. Lock were disclosed to the full Board in advance.

Dr. Lock Not Standing for Re-Election

On April 14, 2009, we announced that Dr. Lock will not stand for re-election as a director of the Company at the Annual Meeting. Dr. Lock will continue to work with us as an unpaid advisor on our newly formed scientific advisory board. As a result, we will reduce the number of seats on our Board of Directors to five.

EXECUTIVE OFFICER WHO IS NOT A DIRECTOR

Richard E. Davis, age 51, has served as our Chief Financial Officer and Corporate Secretary since February 2001. Effective February 9, 2009, Mr. Davis, was appointed Chief Operating Officer of the Company. From August 2000 to February 2001, Mr. Davis served as our Interim Chief Financial Officer through his employment with the consulting firm of Argus Management Corporation. From July 1998 to July 2000, Mr. Davis was Vice President and Chief Financial Officer of Q-Peak, Inc., a marketer and manufacturer of solid-state laser systems. Prior to July 1998, Mr. Davis was employed for ten years by TJX Companies, Inc., a worldwide off-price retailer of apparel and home fashions, in various senior financial management positions where he was responsible for business and strategic planning, cash flow and expense management and accounting and operational controls.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

On February 9, 2009, Mr. Ahern, announced his retirement as President and Chief Executive Officer of the Company and resigned from his position as a member of our Board. In connection with Mr. Ahern’s departure, his Third Amended and Restated Employment Agreement, or the Ahern employment agreement, dated October 18, 2007, was terminated without cause under Section 14(b) of such agreement, effective February 9, 2009, which is referred to in this proxy statement as the Ahern termination date, and we entered into a Settlement Agreement and Release with Mr. Ahern, dated February 11, 2009, which is referred to in this proxy statement as the Ahern settlement agreement. Under the Ahern settlement agreement, Mr. Ahern will receive, among other things, the following in connection with his departure:

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compensation, including salary and a cash bonus for the fiscal year ended December 31, 2008 in the amount of $55,200, earned through the Ahern termination date, and all accrued and unused vacation pay in the amount of $35,385;

•	severance in the form of continued payment of Mr. Ahern’s annual salary, in the amount of $460,000, for a period of twelve (12) months following the Ahern termination date;

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the acceleration of the vesting of all of Mr. Ahern’s unvested stock options, such that all such options became vested on the Ahern termination date and the extension of the exercise period associated with all of Mr. Ahern’s stock options through July 31, 2010; and

•	health benefits for a period of eighteen (18) months following the Ahern termination date.

The Ahern settlement agreement also provides for: (i) Mr. Ahern to reasonably cooperate in transitioning his work and to be available for this purpose or any other purpose reasonably requested, (ii) the mutual release of potential claims by the Company and/or Mr. Ahern against the other party, and (iii) other customary terms regarding Mr. Ahern’s departure.

Also on February 9, 2009 we entered in to an oral agreement between us and Mr. Martin to serve as our President and Chief Executive Officer. Shortly thereafter we began a search for a permanent Chief Executive Officer and retained an executive recruiting firm. However, on April 14, 2009, we appointed Mr. Martin as our permanent President and Chief Executive Officer, to serve as such pursuant to the terms of our oral agreement with him. Under the terms of the oral agreement, Mr. Martin has or will receive:

•	compensation, including an annual salary of $200,000;

•	an option grant to purchase 30,000 shares of our common stock on February 9, 2009 at an exercise price of $0.81 per share. These options vest in full on February 9, 2010;

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and other benefits including (i) all paid holidays given by us to our officers and employees (ii) healthcare benefits available to employees or such other similar arrangement of similar cost as may be mutually agreed and (iii) a car allowance of $500 per month.

•	Mr. Martin remains a member of our Board, but has resigned as a member of the Joint Compensation and Options Committee and the Audit Committee.

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Please refer to the “Director Compensation” section beginning on page 29 of this proxy statement for information regarding the compensation he received as a director prior to becoming President and Chief Executive Officer.

Overview

The Joint Compensation and Options Committee, which we sometimes refer to as the Compensation Committee, oversees our executive compensation program. In this role, the Compensation Committee annually reviews and approves all compensation decisions relating to our Named Executives (Mr. Davis and for fiscal 2008, Mr. Ahern).

Compensation Philosophy and Objectives

Our compensation philosophy for our Named Executives is based on the principles of competitive and fair compensation and is designed to link compensation for our Named Executives to sustained corporate and individual performance. We believe that the compensation of our executive officers should reflect their performance as a management team in achieving key long-term goals and short-term operating objectives, including:

•	successful completion of our clinical trials;

•	improvement of our market share, sales and long-term competitive advantage;

•	management of our resources, including cash and personnel;

•	further development of our technology pipeline; and

•	ultimately, attainment of an increased market price for our common stock.

We believe that the performance of our Named Executives in managing the Company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that compensation for our Named Executives should not be based on the short-term performance of our common stock, whether favorable or unfavorable, but rather that the price of our common stock will, in the long-term, reflect our operating performance, and ultimately, the effectiveness of our Named Executives in managing the Company.

In executing our compensation policy for our Named Executives, we seek to reward each Named Executive’s achievement of designated objectives relating to our annual and long-term performance and each

Named Executive’s individual fulfillment of responsibilities. While compensation survey data is a useful guide for comparative purposes—and the Compensation Committee referred to such data in its deliberations, we believe that a successful compensation program also requires the Compensation Committee to apply its subjective judgment and determination in assessing individual performance. Accordingly, the Compensation Committee applies its judgment to adjust and align each individual element of our compensation program within the parameters of the broader objectives of our compensation program.

Our compensation program for Named Executives is designed to achieve the following objectives:

•	attract, develop and retain qualified executives who are expected to contribute to our long-term success;

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motivate Named Executives to achieve our overall financial and non-financial performance objectives, such as achieving necessary regulatory approvals, while also rewarding them for superior performance and individual contributions;

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align the interests of Named Executives with the interests of our stockholders by securing the appropriate balance of strategic market expertise and continuity of our long-term strategies and goals; and

•	achieve equitable comparative compensation between each of the Named Executives and between the Named Executives on the one hand and the rest of our employees on the other.

We compensate our Named Executives based upon corporate and individual performance. Given the importance of our achievement of certain performance objectives, including progress relating to our ongoing clinical trials, revenues and continued financial and operational discipline, the Compensation Committee believes that the most appropriate means of linking executive compensation to our overall performance is to make the payment of annual cash incentive awards and the granting of options conditioned upon the achievement of specific and concrete performance milestones. Individual performance is evaluated by reviewing the Named Executive’s attainment, or lack thereof, of individual performance objectives determined by the Compensation Committee after deliberation among the Committee members and consultation with the executive. For fiscal 2008, as a result of our corporate objective to conserve cash, we provided incentive compensation to Mr. Davis in the form of stock awards.

Compensation Committee Methodology

To ensure that our compensation program for our Named Executives is competitive and fair, the Compensation Committee (i) utilizes its own subjective assessment of the compensation of each Named Executive and (ii) compares our compensation practices against survey data compiling the publicly available compensation data of a peer group of companies, or Peer Group, including Abiomed, Inc., Aspect Medical Systems, Inc., Cerus Corporation, NeuroMetrix, Inc. and Possis Medical, Inc. The Compensation Committee also reviewed the National Association of Corporate Directors of 27 healthcare companies composite. The companies in our Peer Group were selected largely because they are of comparable size and industry classification and therefore are competitors in our effort to attract and retain qualified executives. In addition, to the extent that a compensation decision is being made in concert with the execution of a new or renewed employment agreement, additional pressure from actual and potential competitors and the bargaining process with the affected executive impact compensation as the Compensation Committee negotiates the agreement.

Components of Executive Compensation

The primary elements of our compensation program for our Named Executives are:

•	base salary;

•	annual bonuses based on corporate and departmental performance;

•	discretionary and performance-based cash compensation and equity awards in the form of stock options;

•	change in control and post-termination payments and benefits; and

•	Other employee benefits and perquisites.

Our Compensation Committee does not have any pre-established policies or targets for the allocation of these compensation elements. Instead, the amount of each element in comparison to the total compensation opportunity for each Named Executive is largely established by competitive factors that are based upon the Compensation Committee’s review of the survey data from our Peer Group.

In evaluating each Named Executive’s performance, the Compensation Committee generally:

•	sets Company and individual goals and objectives at the beginning of the fiscal year;

•	evaluates, and communicates to the Named Executive, its assessment of the Named Executive’s performance and contributions to the Company; and

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reviews base salary levels and determines the proportion of total compensation attributable to cash incentive awards and stock compensation awards after taking into account its own subjective assessment and the comparative compensation practices of other companies in the Peer Group.

(a) Base Salary

We compete with many larger companies in attracting and retaining high-quality executive talent. As such, we believe that to remain competitive, our base salaries should be targeted between the 50th and 75th percentile of the range of salaries for executives in similar positions and with similar responsibilities at companies in our Peer Group. Base salaries are designed to provide Named Executives with a level of predictability and stability with respect to a portion of their total compensation package. In establishing base salaries for Named Executives, the Compensation Committee considers the responsibilities, performance, and historical compensation levels of the Named Executive. In addition, the Compensation Committee considers internal equity among executives and, by reviewing publicly available compensation information, the base salaries of executives at companies in our Peer Group. Finally, the Compensation Committee evaluates each Named Executive’s base salary in reference to the other components of the Named Executive’s compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Pursuant to the Ahern employment agreement, Mr. Ahern received a base salary of $460,000 for fiscal 2008. Pursuant to the employment agreement currently in effect between us and our Chief Operating Officer and Chief Financial Officer, Richard E. Davis, Mr. Davis received a base salary of $359,000 for fiscal 2008. In February 2009, Mr. Davis was appointed Chief Operating Officer, in addition to being our Chief Financial Officer, but maintained the same base salary. These specific base salary amounts were determined after considering the factors described above and as part of arms-length negotiations between the Compensation Committee and Mr. Ahern and Mr. Davis, respectively. If deemed appropriate by the Compensation Committee, base salaries are adjusted from time to time in order to reflect the promotion of a Named Executive or to realign salaries with the salaries of executives in comparable positions at companies in our Peer Group, after taking into account such factors as individual performance, scope of responsibility and experience.

(b) Performance-Based Cash Incentive Awards

It is our general philosophy that executives be rewarded for their achievement of the goals the Compensation Committee sets for them. Therefore, each Named Executive is eligible to receive an annual cash incentive award pursuant to the terms of such Named Executive’s employment agreement. These discretionary annual cash incentive awards are intended to compensate Named Executives for the achievement of both individual performance objectives and company-wide strategic, operational and financial goals, as well as to provide the Named Executive with added incentive to reach such objectives and goals. Individual performance objectives are generally determined in the first quarter of each fiscal year by our Board in consultation with the Named Executive. Company-wide strategic, operational and financial goals are determined by the Board with the assistance of management at the beginning of each year. Cash incentive awards are generally paid in the first quarter of each year after completion of the year-end audit. For fiscal 2008, as a result of our corporate objective to conserve cash, we provided incentive compensation to Mr. Davis in the form of stock awards.

Pursuant to the terms of the Ahern employment agreement, Mr. Ahern was entitled to receive a performance-based annual cash incentive award of up to 36% of his then current base salary for 2008, provided that (i) Mr. Ahern satisfied certain financial and other performance goals applicable to such fiscal year and (ii) we achieved certain profit targets applicable to such fiscal year, each as established in good faith by the Compensation Committee in consultation with Mr. Ahern. This 36% cap was determined at the conclusion of negotiating Mr. Ahern’s employment agreement. In arriving at this percentage, the Compensation Committee considered several key factors, including the overall impact on Mr. Ahern’s compensation if the maximum amount were paid and the relative fairness of this performance-based award potential compared to the other named executive officer, Mr. Davis. Based upon partial achievement of the corporate objectives, and specifically as it related to the cash management of the Company, Mr. Ahern was awarded a cash incentive award of $55,200, which was equal to one-third of his potential bonus payment for 2008.

Pursuant to the terms of Mr. Davis’ employment agreement, Mr. Davis is entitled to receive an annual cash incentive award of up to 30% of his then current base salary, provided that (i) Mr. Davis satisfies certain financial and other performance goals applicable to such fiscal year and (ii) the Company achieves certain profit targets applicable to such fiscal year, each as established in good faith by the Compensation Committee in consultation with our Chief Executive Officer, whom with regard to fiscal 2008 was Mr. Ahern, and Mr. Davis. Based upon partial achievement of the corporate objectives, and specifically as it related to the cash management of the Company, Mr. Davis was eligible to receive a cash incentive award equal to 10% of his base salary in fiscal 2008, which is equal to one-third of his potential bonus award or $35,900. In lieu of a cash bonus for fiscal 2008, the Compensation Committee, as a result of our corporate objective to conserve cash, in consultation with Mr. Martin, and with the agreement of Mr. Davis, awarded Mr. Davis a stock award of 22,000 shares valued at $14,080 on March 17, 2009, based on the closing price of our common stock on the date of the grant. This amount is less than 40% of the Company’s obligation, or about 4% of his base salary in 2008.

(c) Stock Option and Equity Incentive Programs

Performance-based compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program, which is currently administered by the Compensation Committee, is designed to align the long-term interests of our employees and our stockholders, and to assist in the retention of executives. The size of option grants is generally intended to reflect the executive’s position with us and his or her contributions to the Company, including success in achieving the individual performance criteria described above. When granting stock options, the Company has fixed the exercise price of such options at 100% of the fair market value of our common stock on the date of grant.

Our stock option program is the primary vehicle for offering long-term incentives and rewarding our executive officers and key employees. We also regard our equity incentive program as a key retention tool. Due to the direct relationship between the value of an option and the market price of our common stock, we believe that granting stock options is the best method of motivating our executive officers to manage the Company in a manner that is consistent with the interests of the Company and our stockholders. However, because of the evolution of regulatory, tax and accounting treatment of equity incentive programs and because it is important to the Company to retain our executive officers and key employees, we realize that it is important to be able to utilize other forms of equity awards as and when we may deem it necessary. The Compensation Committee periodically evaluates other long-term programs that will continue to reward our executives and key employees and to better align the interests of our executives and key employees with the interests of our stockholders.

Mr. Ahern

The Compensation Committee, in order to incentivize key employees, decided to grant Mr. Ahern options to purchase an aggregate of 12,000 shares of our common stock on February 28, 2008 at an exercise price of $4.03 per share. The total number of shares underlying option grants to Mr. Ahern during 2008 represented approximately 7% of the total number of shares underlying option grants or other equity based awards made by us during 2008. These options were originally scheduled to vest in 48 equal monthly installments and to be exercisable for a period of ten years from the date of grant (becoming immediately exercisable in the event of a change of control of the Company). However, pursuant to the Ahern settlement agreement these options vested immediately as of the Ahern termination date and are exercisable until July 31, 2010.

Mr. Davis

The Compensation Committee, in order to incentivize key employees, decided to grant Mr. Davis options to purchase an aggregate of 10,000 shares of our common stock on February 28, 2008 at an exercise price of $4.03 per share. The total number of shares underlying option grants to Mr. Davis during 2008 represented approximately 6% of the total number of shares underlying option grants or other equity based awards made by us during 2008. These options vest in 48 equal monthly installments and are exercisable for a period of ten years from the date of grant. However, these options become immediately exercisable in the event of a change of control of the Company.

In relation to his promotion to Chief Operating Officer the Compensation Committee granted Mr. Davis options to purchase 30,000 shares of Company common stock on February 9, 2009 at an exercise price of $0.81 per share. These options vest in 48 equal monthly installments and are exercisable for a period of ten years from the date of grant. However, these options become immediately exercisable in the event of a change of control of the Company.

Except as described above, there is no set formula for the granting of options or other stock awards to our executives. However, it is our practice to make an initial equity-based grant to each executive upon commencement of employment, in an amount that is consistent with those granted to executive officers at companies in the Peer Group at similar levels of seniority and responsibility. In addition, we typically make an annual grant of equity-based compensation to executives at some point during each fiscal year. Discretionary equity-based grants may be made throughout the year to provide an incentive to achieve a specific goal or to reward a significant achievement.

(d) Change of Control and Post-Termination Payments and Benefits

Pursuant to the Ahern employment agreement and the Davis employment agreement, we granted to Mr. Ahern and Mr. Davis, respectively, the right to receive certain lump sum payments and/or benefits upon (i) a change of control of the Company and/or (ii) the termination of the Named Executive’s employment in certain circumstances, each as described below under the heading “Termination of Employment and Change in Control Arrangements.” We believe that being able to offer such post-employment and change of control payments and benefits improved our ability to attract and retain our Named Executives. The change of control payments to which each Named Executive is entitled are “single trigger” payments, meaning that the payments can be made solely upon a change of control of the Company, whether or not the Named Executive’s employment with us is terminated. The rationale for this “single trigger” is to provide a financial incentive to each Named Executive that is designed to mimic the effect of a change of control on outstanding stock options.

As discussed at the beginning of this “Compensation Discussion and Analysis” section of this proxy statement, pursuant to the Ahern settlement agreement, Mr. Ahern receives, among other things, the following in connection with his departure:

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compensation, including salary and a cash bonus for the fiscal year ended December 31, 2008 in the amount of $55,200, earned through the Ahern termination date, and all accrued and unused vacation pay in the amount of $35,385;

•	severance in the form of continued payment of Mr. Ahern’s annual salary, in the amount of $460,000, for a period of twelve (12) months following the Ahern termination date;

•

the acceleration of the vesting of all of Mr. Ahern’s unvested stock options, such that all such options became vested on the Ahern termination date and the extension of the exercise period associated with all of Mr. Ahern’s stock options through July 31, 2010; and

•	health benefits for a period of eighteen (18) months following the Ahern termination date.

(e) Other Employee Benefits and Perquisites

We maintain benefits that are provided to all of our employees, including our Named Executives and their eligible family members, including the following general health and welfare benefit plans: medical, dental, life, short-term and long-term disability, vision, and supplemental life insurance. Certain benefits are contributory, such as medical and dental. Others are paid entirely by us, such as short and long-term disability, group term life and accidental death and disability, or paid by employees, such as vision and supplemental life. There is no difference between the percentage paid to the Named Executives and our other employees.

In addition, all of our full-time employees, including the Named Executives, are eligible to participate in our 401(k) plan, which was adopted in 1996. Our employees must be 21 years of age or older and employed by us for at least one month in order to participate in the 401(k) plan. Employees may defer between 1% and 15% of their pay on an annual basis pursuant to the terms of the 401(k) plan. Executive officers are eligible to participate in our 401(k) plan. In any plan year, we may make matching contributions to each participant. In 2008, we did not make any such matching contributions.

Pursuant to the terms of Mr. Ahern’s employment agreement, we paid Mr. Ahern an amount equal to $1,154 per month, net of all taxes and required deductions, as reimbursement for the payments made by Mr. Ahern for his health insurance policy with Cigna Healthcare, provided, however, that during the term of Mr. Ahern’s policy with Cigna Healthcare, Mr. Ahern was not entitled to any of the benefits provided to all of our employees as described above to the extent covered by Cigna Healthcare. In addition, during the employment term, Mr. Ahern was entitled to four weeks of paid vacation per year and was also entitled to all paid holidays given by the Company to its officers and employees and received a monthly car allowance of $1,500.

Pursuant to the terms of Mr. Davis’ employment agreement, he is entitled to three weeks of paid vacation per year and is also entitled to all paid holidays.

We limit the perquisites that we make available to our Named Executives, particularly in light of recent developments with respect to abuses by other companies’ executives involving perquisites. Except as noted above, pursuant to the terms of their employment agreements, each of our Named Executives is entitled to the same perquisites as are provided in our plans and programs that apply to our employees generally.

Impact of Accounting and Tax on Form of Compensation

(f) Impact of Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

(g) Impact of SFAS 123R

The Compensation Committee has considered the impact of the Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS 123R), on our use of equity incentives as a key retention tool. Because of the significant cost associated with options under SFAS 123R as compared to the potential value delivered, the Compensation Committee may elect to grant more efficient equity instruments instead of stock options. The Compensation Committee will regularly review its choice of equity instrument taking into account both tax and accounting considerations.

Joint Compensation and Options Committee Report

The Joint Compensation and Options Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Joint Compensation and Options Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Joint Compensation and Options Committee of the Board of Directors of NMT Medical, Inc.:

David L. West, Ph.D., M.P.H., Chair

Daniel F. Hanley, M.D.

James J. Mahoney, Jr

Summary Compensation Table

The following table sets forth information concerning compensation earned during the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006 by our former President and Chief Executive Officer, Mr. Ahern, and Mr. Davis who was our Chief Financial Officer during fiscal 2008 and has also been our Chief Operating Officer since February 9, 2009. We refer to these executives as our “Named Executives” elsewhere in this proxy statement.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)		Total ($)
John E. Ahern(4)	2008	460,000	—		161,941	55,200		31,853	(5)	708,994
Former President and Chief	2007	416,000	—		136,343	55,000		16,587	(6)	623,930
Executive Officer	2006	400,000	—		180,712	—		18,420	(7)	599,132

Richard E. Davis	2008	359,000	14,080	(8)	42,440	—	(8)	—		415,520
Chief Operating Officer and	2007	339,721	—		22,764	43,000		—		405,485
Chief Financial Officer	2006	300,000	—		43,003	135,000		6,600	(9)	484,603

(1)	The amounts included in the “Stock Awards” column are calculated as the number of shares awarded multiplied by the closing price of the common stock as reported by the NASDAQ Global Market on the date of the grant.
(2)	The amounts included in the “Option Awards” column are based on the dollar amount recognized for financial statement reporting purposes pursuant to the Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”) with respect to fiscal 2008, 2007 and 2006. For additional information regarding the assumptions used by us with respect to the valuation of option awards refer to Note 9—“Share-Based Compensation” in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and Note 10—“Share-Based Compensation” in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal years ended December 31, 2007 and 2006.
(3)	Reflects a payment pursuant to Mr. Ahern’s and Mr. Davis’ employment agreements upon the Joint Compensation and Options Committee determination of performance objectives attainment. Please see “Compensation Discussion and Analysis—Performance-Based Cash Incentive Awards” elsewhere in this proxy statement for additional information regarding Mr. Ahern’s and Mr. Davis’ performance-based cash incentive awards. These amounts were earned in the fiscal year noted but paid in the first quarter of the next fiscal year.
(4)	Mr. Ahern retired as President, Chief Executive Officer and Director effective February 9, 2009, and Mr. Martin, a member of our Board was appointed our President and Chief Executive Officer on that day.
(5)	Consists of a car allowance of $18,000 and $13,853 paid by the Company as a reimbursement for payments made by Mr. Ahern during 2008 for his health insurance policy with Cigna Healthcare.
(6)	Consists of a monthly car allowance effective October 18, 2007 of $3,692 and $12,895 paid by the Company as a reimbursement for payments made by Mr. Ahern during 2007 for his health insurance policy with Cigna Healthcare.
(7)	Consists of 401(k) employer matching contributions of $6,600 paid on Mr. Ahern’s behalf and $11,820 paid by the Company as reimbursement for the payments made by Mr. Ahern during 2006 for his health insurance policy with Cigna Healthcare.
(8)	A stock award of 22,000 shares was granted to Mr. Davis on March 17, 2009 in lieu of a performance-based cash incentive award for performance during fiscal 2008.
(9)	Consists of 401(k) employer matching contributions paid on Mr. Davis’ behalf.

Fiscal 2008 Grants of Plan-Based Awards

The following table sets forth information regarding grants of awards made to the Named Executives during the fiscal year ended December 31, 2008, or fiscal 2008:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)(2)	Closing Market Price on Grant Date(2)	Grant Date Fair Value of Stock and Option Awards(3)
Name and Principal Position	Grant Date		Threshold ($)		Target ($)	Maximum ($)
John E. Ahern	1/29/2008	(4)		(1)	$165,600		(1)	—		—		$—	$—	$—
	2/28/2008		—		—	—		—		12,000	(5)	4.03	4.03	23,099

Richard E. Davis	1/29/2008	(4)		(1)	$107,700		(1)	—		—		—	—	—
	2/28/2008		—		—	—		—		10,000	(6)	4.03	4.03	19,249
	3/17/2009		—		—	—		22,000	(7)	—		—	0.64	14,080

(1)	Based on targets under “Compensation Discussion and Analysis—Performance-Based Cash Incentive Awards” set forth elsewhere in this proxy statement. Although each of Mr. Ahern’s and Mr. Davis’ employment agreement contains a stated maximum amount with respect to the annual performance-based cash incentive and equity awards that each named executive may receive, the Joint Compensation and Options Committee may, if in its reasonable discretion it determines that the applicable performance objectives were exceeded, award each named executive an amount greater than the stated target. There are no thresholds or maximum payment amounts.
(2)	The exercise price of the stock option awards is equal to the closing price of the common stock as reported by the NASDAQ Global Market on the date of grant.
(3)	For additional information regarding the assumptions made in determining the aggregate grant date fair value of the option awards, refer to Footnote 9—“Share-Based Compensation” in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is on file with the SEC.
(4)	The Board determined the targets for potential 2008 performance-based cash incentive and equity awards to be made to executives at a meeting held on January 29, 2008.
(5)	These options were granted under the Company’s 2001 Stock Incentive Plan, as amended, and originally vested in 48 equal monthly installments on each monthly anniversary of the date of grant. Per the terms of the Ahern settlement agreement, all of his unvested options became immediately vested upon his retirement and are exercisable through July 31, 2010.
(6)	These options were granted under the Company’s 2007 Stock Incentive Plan, as amended, and vest in 48 equal monthly installments on each monthly anniversary of the date of grant.
(7)	These shares were awarded to Mr. Davis in lieu of a performance-based cash incentive award for performance during fiscal 2008.

Employment Agreements

John E. Ahern

Mr. Ahern was employed by us from September 21, 2000 through February 9, 2009. The Ahern employment agreement provided for a term of employment commencing on October 18, 2007 and ending on June 30, 2009. Under the Ahern employment agreement, Mr. Ahern received a base salary of $460,000 per year and was entitled to receive an annual performance-based cash incentive award of up to 36% of his annual base salary then in effect for the relevant fiscal year, provided that Mr. Ahern satisfied certain financial and other performance goals applicable to such fiscal year to be established in good faith by the Compensation Committee in consultation with Mr. Ahern on an annual basis.

Pursuant to the terms of the Ahern employment agreement, Mr. Ahern was entitled to receive an annual performance-based cash incentive award of up to 36% of his then-current base salary, provided that (i) Mr. Ahern satisfied certain financial and other performance goals applicable to such fiscal year and (ii) that we achieve certain profit targets applicable to such fiscal year, each as established in good faith by the Compensation Committee in consultation with Mr. Ahern. The Compensation Committee decided to award Mr. Ahern a performance-based cash incentive award of $55,200 for fiscal 2008.

On February 28, 2008, the Compensation Committee, in order to incentivize key employees, decided to grant Mr. Ahern options to purchase 12,000 shares of common stock, at an exercise price of $4.03, the closing price of our Common Stock on the date of grant under the Company’s 2001 Stock Incentive Plan. This option was scheduled to vest in 48 equal monthly installments on each monthly anniversary of the date of grant and are exercisable for a period of ten years from the date of grant. Notwithstanding the foregoing, these options became immediately exercisable in the event of a change of control of the Company, which is defined in the Ahern employment agreement as (i) any merger or consolidation of the Company with or into another entity as a result of which all shares of common stock (other than shares held by the acquiring entity) are converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all shares of common stock for cash, securities or other property pursuant to a statutory share exchange transaction.

Pursuant to the terms of the Ahern employment agreement, we reimbursed Mr. Ahern on a monthly basis, net of taxes and required deductions, an amount equal to the payments made by Mr. Ahern for his health insurance policy with Cigna Healthcare, provided, however, that during the term of Mr. Ahern’s policy with Cigna Healthcare, Mr. Ahern was not entitled to any of the benefits provided to all of our employees as described above to the extent covered by Cigna Healthcare. In addition, during the employment term, Mr. Ahern was entitled to four weeks of paid vacation per year and all paid holidays given by the Company to its officers and employees. The Company has also agreed to provide Mr. Ahern with a monthly automobile allowance of $1,500. Mr. Ahern also agreed not to compete with us for a period of one year after he ceases to be employed by us.

Please see “Termination of Employment and Change in Control Arrangements—John E. Ahern” below for additional information regarding the potential post-termination and change in control payments that could have been made to Mr. Ahern pursuant to the Ahern employment agreement. Also, please see the discussion at the beginning of this “Compensation Discussion and Analysis” section in this proxy statement, which sets forth the material terms of the Ahern settlement agreement.

Richard E. Davis

Mr. Davis has been employed by us since February 14, 2001. On April 15, 2008, we entered into a second amendment to the amended and restated employment agreement, dated May 20, 2004, between us and Mr. Davis which, together with the amended and restated employment agreement, we refer to herein as the Davis employment agreement, pursuant to which, among other things, Mr. Davis’ annual salary was increased to $359,000 effective as of February 14, 2008. On February 9, 2009, Mr. Davis’ term of employment was extended until December 31, 2010 with automatic renewal for a period of one year in the event that the Company does not provide Mr. Davis with notice of non-renewal within a specified period of time.

Pursuant to the terms of the Davis employment agreement, Mr. Davis is entitled to receive an annual performance-based cash incentive award of up to 30% of his then-current base salary, provided that (i) Mr. Davis satisfies certain financial and other performance goals, which, during fiscal 2008, included goals related to our financial statements, manufacturing efficiencies and interaction with the investment community, and (ii) the Company achieves certain profit targets applicable to the fiscal year, each as established in good faith by the Compensation Committee in consultation with Mr. Ahern and Mr. Davis. In lieu of a cash bonus for fiscal 2008, the Compensation Committee, as a result of our corporate objective to conserve cash, in consultation with Mr. Martin, and with the agreement of Mr. Davis, awarded Mr. Davis a stock award of 22,000 shares valued at $14,080 on March 17, 2009, based on the closing price of our common stock on the date of the grant. This amount is less than 40% of the Company’s obligation, or about 4% of his base salary in 2008.

Mr. Davis has agreed not to compete with us for a period of one year after he ceases to be employed by the Company.

On February 28, 2008, the Compensation Committee, in order to incentivize key employees, decided to grant Mr. Davis options to purchase an aggregate of 10,000 shares of our common stock, at an exercise price of $4.03 per share, the closing price of our Common Stock on the date of grant, under our 2007 Stock Incentive Plan, as amended. These options vest in four equal annual installments on each yearly anniversary of the date of grant and are exercisable for a period of ten years from the date of grant. Notwithstanding the foregoing, these options become immediately exercisable in the event of a change of control of the Company, which is defined in the Davis employment agreement as (a) any merger or consolidation of the Company with or into another entity as a result of which all shares of our common stock (other than shares held by the acquiring entity) are converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all shares of our common stock for cash, securities or other property pursuant to a statutory share exchange transaction.

Please see “Termination of Employment and Change in Control Arrangements—Richard E. Davis” below for additional information regarding the potential post-termination and change in control payments that may be made to Mr. Davis pursuant to the Davis employment agreement.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth information regarding outstanding option awards held by the Named Executives as of fiscal 2008:

Option Awards
Name and Principal Position	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date (1)
John E. Ahern(2)	9/20/2000 10/24/2001 2/18/2002 3/5/2002 12/29/2002 2/19/2003 5/15/2005 7/6/2005 1/9/2006 1/10/2006 4/23/2007 5/4/2007 9/27/2007 10/18/2007 2/28/2008	23,062 50,000 50,000 50,000 75,000 65,000 11,197 10,677 18,229 18,229 4,166 1,979 2,109 7,000 2,500	(3) (3) (3) (4) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3)	— — — — — — 1,303 1,823 6,771 6,771 4,834 3,021 4,641 17,000 9,500	(3) (3) (3) (4) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3)	2.16 5.03 7.07 6.60 3.03 2.97 7.80 10.05 17.01 17.30 15.72 15.53 8.00 6.70 4.03	9/20/2010 10/24/2011 2/18/2012 3/5/2012 12/29/2012 2/19/2013 5/15/2015 7/6/2015 1/9/2016 1/10/2016 4/23/2017 5/4/2017 9/27/2017 10/18/2017 2/28/2018	(2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2)

Richard E. Davis	10/24/2001 3/5/2002 7/30/2002 6/17/2003 9/21/2004 11/18/2005 7/31/2007 9/27/2007 2/28/2008	18,500 30,000 40,000 20,000 9,000 19,000 6,250 1,687 2,083	(3) (4) (3) (4) (4) (5) (4) (4) (3)	— — — — — — 18,750 5,063 7,917	(3) (4) (3) (4) (4) (5) (4) (4) (3)	5.03 6.60 5.76 4.19 3.50 16.34 11.69 8.00 4.03	10/24/2011 3/5/2012 7/30/2012 6/17/2013 9/21/2014 11/18/2015 7/31/2017 9/27/2017 2/28/2018

(1)	The expiration date of each option occurs 10 years after the date of grant of such option.
(2)	Per the terms of the Ahern settlement agreement, all of his unvested options became immediately vested upon his retirement and are exercisable through July 31, 2010.
(3)	These options vest in 48 equal monthly installments beginning with the first month anniversary of the date of grant.
(4)	These options vest in four equal annual installments beginning with the first year anniversary of the date of grant.
(5)	This option immediately vested on the date of grant, which was November 18, 2005

Option Exercises and Stock Vested During Fiscal 2008

	Option Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
John E. Ahern	10,000	$14,940
Richard E. Davis	—	—

(1)	Represents the difference between the exercise price and the fair market value, determined as the closing price of the common stock as reported by the NASDAQ Global Market, on the date of exercise.

Termination of Employment and Change in Control Arrangements

John E. Ahern

On February 9, 2009, Mr. Ahern, announced his retirement as President and Chief Executive Officer and resigned from his position as a member of our Board. In connection with Mr. Ahern’s departure, the Ahern employment agreement was terminated without cause under Section 14(b) of such agreement, effective February 9, 2009, and we entered into the Ahern settlement agreement, dated February 11, 2009. Under the Ahern settlement agreement, Mr. Ahern will receive, among other things, the following in connection with his departure:

•

compensation, including salary and a cash bonus for the fiscal year ended December 31, 2008 in the amount of $55,200, earned through the Ahern termination date, and all accrued and unused vacation pay in the amount of $35,385;

•	severance in the form of continued payment of Mr. Ahern’s annual salary, in the amount of $460,000, for a period of twelve (12) months following the Ahern termination date;

•

the acceleration of the vesting of all of Mr. Ahern’s unvested stock options, such that all such options became vested on the Ahern termination date and the extension of the exercise period associated with all of Mr. Ahern’s stock options through July 31, 2010; and

•	health benefits for a period of eighteen (18) months following the Ahern termination date.

Richard E. Davis

If (i) we terminate the Davis employment agreement for cause (as defined in the Davis employment agreement), (ii) Mr. Davis voluntarily terminates his employment with or without cause or (iii) Mr. Davis’ employment is terminated by the Company due to Mr. Davis’ death or disability, upon such termination, Mr. Davis will not be entitled to any further payments (other than base salary and benefits earned to the date of termination). Pursuant to the Davis employment agreement, in the event Mr. Davis dies during the term of his employment or a change of control of the Company occurs during such term, normal employee medical and dental insurance benefits shall be continued on an insured basis for each of Mr. Davis’ children who is under the age of 22 at the time of such event, Mr. Davis’ spouse and, in the case of a change in control of the Company, Mr. Davis for a period of 24 months following the month in which such event occurs. In addition, in the event the Company does not renew the Davis employment agreement in accordance with the terms thereof, normal employee medical and dental insurance benefits shall be continued on an insured basis for each of Mr. Davis’ children who is under the age of 22 at the time of such event, Mr. Davis’ spouse and Mr. Davis for a period of 12 months following the month in which the Davis employment agreement is no longer in effect.

In the event that Mr. Davis is involuntarily terminated from the Company without cause, he will be entitled to receive (in addition to any base salary and benefits earned to the date of termination) the following:

•	his base salary for a period of 12 months from the termination date; and

•

his performance-based cash incentive award for the fiscal year in which such termination is effected, as if Mr. Davis had served throughout such fiscal year and had satisfied the relevant goals for such fiscal year.

In order to reward Mr. Davis if there were a liquidity event for our stockholders, the amended and restated employment agreement, as amended to date, also provides for a cash payment to Mr. Davis in the event of a change of control of the Company, as defined in such agreement. Such cash payment is equal to a percentage ranging from 0.33% to 1.4% of the total deal consideration paid by an acquirer in a transaction constituting a change of control of the Company. The percentage paid to Mr. Davis will vary based on the amount of the total deal consideration.

Potential Payments Upon Termination or Change in Control

The following tables describe the potential payments and benefits under each Named Executive’s employment agreement with the Company that the Named Executive would be entitled, or in the case of Mr. Ahern, would have been entitled to, upon (i) termination of employment or (ii) a change in control of the Company. The amounts shown assume that the termination or change in control was effective on December 31, 2008, the last business day of our fiscal year. The actual amounts which would be paid out to the executive can only be determined at the time of the executive’s actual departure. The actual amounts paid to Mr. Ahern, upon his departure, on February 9, 2009, are set forth in the beginning of this “Termination of Employment and Change in Control Arrangements” section.

The amounts shown in the table includes:

•	amounts payable under the Named Executive’s employment agreement; and

•	market value of stock vesting upon termination or change of control.

•	The amounts shown in the table do not include earned but unpaid salary and vacation.

Potential Post-Employment or Change in Control Payments—John E. Ahern

Circumstance	Base Salary Continuation		Bonus		Benefits Continuation		Value of Accelerated Unvested Stock Options		Cash Payment			Total ($)
Involuntary Termination Without Cause	$460,000	(1)	$165,600	(2)	$23,402	(3)	$—			—			$649,002
Death or Disability and No Termination for Cause	—		—		—		—	(4)		—			$—
Change in Control	—		—		—		—	(4)	$ $	123,350 518,072	- (5)	$ $	123,350 518,072	-

(1)	Pursuant to the terms of Mr. Ahern’s employment agreement, Mr. Ahern was entitled to one year of base salary based on his then-current salary level. Following his retirement on February 9, 2009, Mr. Ahern will receive severance in the form of continued payment of his annual salary, in the amount of $460,000 for a period of twelve months following his termination date.
(2)	Pursuant to the terms of Mr. Ahern’s employment agreement, Mr. Ahern was entitled to his annual cash incentive award for the fiscal year in which the termination is effected, as if Mr. Ahern had served throughout such fiscal year and had satisfied the goals for such fiscal year. Per the terms of the Ahern settlement agreement, Mr. Ahern received a cash bonus in the amount of $55,200, earned through his termination date.
(3)	Consists of medical and dental coverage for up to 18 months pursuant to Mr. Ahern’s employment agreement, based on current premium rates.
(4)	All options granted under Mr. Ahern’s employment agreement vest in full. All unvested options are assumed to have vested in full as of December 31, 2008. The amount shown in this column is based on December 31, 2008 closing price of $0.94 per share of the Company’s common stock on the NASDAQ Global Market. All of Mr. Ahern’s unvested stock options are priced higher than the December 31, 2008 closing price of $0.94 and are not currently in-the-money. Please refer to the 2008 Outstanding Equity Awards table for specific details.

(5)	Assumes that the total consideration paid by an acquirer in a change in control transaction is $12,335,048 based on (i) 13,122,391 shares outstanding at December 31, 2008 and (ii) December 31, 2008 closing price of $0.94 per share of the Company’s common stock on the NASDAQ Global Market. This payment is calculated by multiplying the transaction value ($12,335,048) by the range set forth in Mr. Ahern’s employment agreement (1% to 4.2%). However, pursuant to the Ahern settlement agreement, Mr. Ahern is no longer entitled to these sums.

Potential Post-Employment or Change in Control Payments—Richard E. Davis

Circumstance	Base Salary Continuation		Bonus		Benefits Continuation		Value of Accelerated Unvested Stock Options		Cash Payment		Total ($)
Involuntary Termination Without Cause	$359,000	(1)	$107,700	(2)	—		$—	(3)	—		$466,700
Death During Term Of Employment	—		—		$33,701	(4)	—		—		$33,701
Non-Renewal of Employment Contract	—		—		$16,850	(5)	—		—		$16,850
Change in Control	—		—		$33,701	(6)	—	(3)	$40,706	-	$74,407	-
									$172,691	(7)	$206,392

(1)	Pursuant to the terms of Mr. Davis’ employment agreement, Mr. Davis is entitled to one year of base salary based on his then-current salary level.
(2)	Pursuant to the terms of Mr. Davis’ employment agreement, Mr. Davis is entitled to his annual cash incentive award for the fiscal year in which the termination is effected, as if Mr. Davis had served throughout such fiscal year and had satisfied the goals for such fiscal year.
(3)	All options granted under Mr. Davis’ employment agreement vest in full. All unvested options are assumed to have vested in full as of December 31, 2008. The amount shown in this column is based on December 31, 2008 closing price of $0.94 per share of the Company’s common stock on the NASDAQ Global Market. All of Mr. Davis’ unvested stock options are priced higher than the December 31, 2008 closing price of $0.94 and are not currently in-the-money. Please refer to the 2008 Outstanding Equity Awards table for specific details.
(4)	Consists of medical and dental coverage for each of Mr. Davis’ children under the age of 22 and Mr. Davis’ spouse for a period of 24 months, based on current premium rates.
(5)	Consists of medical and dental coverage for each of Mr. Davis’ children under the age of 22, Mr. Davis’ spouse and Mr. Davis for a period of 12 months, based on current premium rates.
(6)	Consists of medical and dental coverage for each of Mr. Davis’ children under the age of 22, Mr. Davis’ spouse and Mr. Davis for a period of 24 months, based on current premium rates.
(7)	Assumes that the total consideration paid by an acquirer in a change in control transaction is $12,335,048 based on (i) 13,122,391 shares outstanding at December 31, 2008 and (ii) December 31, 2008 closing price of $0.94 per share of the Company’s common stock on the NASDAQ Global Market. This payment is calculated by multiplying the transaction value ($12,335,048) by the range set forth in Mr. Davis’ employment agreement (0.33% to 1.4%).

DIRECTOR COMPENSATION

Cash Compensation

In fiscal 2008, each non-employee director of the Company not otherwise compensated by the Company received $25,000 for their services as directors, except for the Chairman of our Board, who received $39,000 for his services as Chairman of the Board and our Lead Director, who received $29,000 for her services as Lead Director. In addition, (i) each director who served on the Audit Committee received an additional $7,000, (ii) each director who served on the Joint Compensation and Options Committee or Nominating and Corporate Governance Committee received an additional $5,000, and (iii) each director who served as committee chairperson received an additional $4,000 for his or her service as a committee chairperson. All directors received reimbursement of travel expenses incurred in connection with their attendance at Board and committee meetings.

In fiscal 2009, each non-employee director has agreed to reduce their $25,000 retainer to $12,500 for their services as directors. The Chairman of the Board, who received $39,000 in 2008 for his services as Chairman of the Board, will receive $26,500 in 2009. In addition, in 2009 the Lead Director agreed to decline the additional $4,000 stipend for her services as Lead Director. The Compensation for service on each committee in 2009 will be identical to the compensation received for serving on committees in 2008.

Stock Compensation

In 1996, the Board adopted, and the stockholders approved, the 1996 Stock Option Plan for Non-Employee Directors. In 2007, the Board adopted, and the stockholders approved, the 2007 Plan. In keeping with prior practice under the 1996 Stock Option Plan for Non-Employee Directors, the 2007 Plan provides for an option grant to purchase 20,000 shares of our common stock to each new non-employee director upon his or her initial election to the Board. Generally this option grant vests in equal monthly installments over a three-year period. In addition to this initial grant, immediately following each annual meeting of stockholders, each eligible director, other than any eligible director first elected to the Board within the 12 months immediately preceding and including such meeting, is granted an option to purchase 8,000 shares of our common stock as of the date of such meeting. In addition, following each annual meeting of stockholders, each eligible director who served as a member of a committee of the Board during the preceding year is granted an additional option to purchase (i) 2,000 shares of our common stock if such director served as chairperson of such committee or (ii) 1,000 shares of our common stock if such director did not serve as chairperson of such committee. The Director’s Plan expired by its terms in June 2006.

In addition, our Lead Director is granted an additional option to acquire 2,000 shares of our common stock, at an exercise price equal to the then fair market value of the common stock on the date of grant. The terms and conditions of this Lead Director grant will be substantially similar to our annual option grants made to our non-employee directors generally. The Lead Director grant will be in addition to any other option grant or other award that the Lead Director may otherwise be entitled to as a result of such director’s Board and committee membership and participation.

In addition, our Chairman of the Board is granted an additional option to acquire 5,000 shares of our common stock, at an exercise price equal to the then fair market value of the common stock on the date of grant. The terms and conditions of this Chairman of the Board grant will be substantially similar to our annual option grants made to our non-employee directors generally. The Chairman of the Board grant will be in addition to any other option grant or other award that the Chairman of the Board may otherwise be entitled to as a result of such director’s Board and committee membership and participation.

These annual option grants become fully vested six months after the date of grant. The exercise price of options granted under the Director’s Plan or under any applicable plan is equal to the fair market value of the common stock on the date of grant. In the event an optionee ceases to serve as a director, each option may be exercised by the optionee, for the portion then exercisable, at any time within one year after the optionee ceases to serve as a director of the Company.

The following table sets forth the compensation paid to each of our non-employee directors in 2008.

Director Compensation for Fiscal 2008

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
Cheryl L. Clarkson	45,000	$29,407	74,407
Daniel F. Hanley, MD	35,000	$22,621	57,621
James E. Lock, MD(3)	25,000	$18,097	43,097
James J. Mahoney Jr.	51,000	$29,682	80,682
Francis J. Martin(4)	41,000	$24,883	65,883
David L. West, Ph.D., MPH	35,000	$36,781	71,781

(1)	The amounts included in the “Option Awards” column are based on the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to fiscal 2008. For additional information regarding the assumptions used by us with respect to the valuation of option awards, refer to Footnote 9 – “Share-Based Compensation” in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is on file with the SEC.
(2)	The following table shows the aggregate number of option awards, as well as the grant date fair value of the option awards, made during 2008.

Name	Aggregate Option Awards made during 2008 (#)	Grant Date Fair Value of Option Awards made during 2008 ($)
Cheryl L. Clarkson	13,000	$30,474
Daniel F. Hanley, MD	10,000	$23,441
James E. Lock, MD	8,000	$18,753
James J. Mahoney Jr.	5,000	$9,624
Francis J. Martin	11,000	$25,786
David L. West, Ph.D., MPH	—	$—

(3)	On April 14, 2009, we announced that Dr. Lock will not stand for re-election as a director of the Company, reducing the number of seats to five.
(4)	On February 9, 2009 Mr. Martin was appointed as Interim President and Chief Executive Officer of the Company, replacing Mr. John Ahern. On April 14, 2009 we announced this appointment was permanent. Please see the Compensation Discussion and Analysis section of this proxy statement for the terms of employment and compensation he currently receives as an executive of the Company.

The following table shows the aggregate number of outstanding stock options held by each of our directors as of December 31, 2008. Option grants made to directors upon their initial election to the Board vest over a three-year period. Annual meeting option grants made to directors vest in full on the six-month anniversary of the date of grant:

Name	Stock Options Exercisable (#)	Stock Options Unexerciseable (#)
Cheryl L. Clarkson	78,000	—
Daniel F. Hanley, MD	54,000	—
James E. Lock, MD	29,300	—
James J. Mahoney Jr.	12,777	12,223
Francis J. Martin	78,000	—
David L. West, Ph.D., MPH	6,666	13,334

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance as of December 31, 2008 under the Company’s equity compensation plans, including the 1996 Stock Option Plan, the 1998 Stock Incentive Plan, the 2001 Stock Incentive Plan and the 2007 Stock Incentive Plan. All of the Company’s equity compensation plans were adopted with the approval of its stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (1)
Equity compensation plans approved by security holders	1,702,463	$6.96	502,907
Equity compensation plans not approved by security holders	—	—	—

Total	1,702,463	$6.96	502,907

(1)	Includes 51,157 shares of common stock issuable under the 2001 Stock Incentive Plan and 451,750 shares of common stock issuable under the Company’s 2007 Stock Incentive Plan.

PROPOSAL 2—APPROVAL OF AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

On March 13, 2009, the Board adopted, subject to stockholder approval, the Amended and Restated 2007 Stock Incentive Plan, which we refer to as the Amended 2007 Plan. The Amended 2007 Plan increases the number of shares of common stock that may be issued under the plan by 500,000 shares, in addition to the 600,000 shares that were issuable under the 2007 Stock Incentive Plan, for a total of 1,100,000 shares (subject to adjustment in the event of stock splits and other similar events) that may be issued pursuant to awards granted under the Amended 2007 Plan.

Our Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board believes adoption of the Amended 2007 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the Amended 2007 Plan and the reservation of an additional 500,000 shares of common stock for issuance thereunder.

Description of the Amended 2007 Plan

The following is a brief summary of the Amended 2007 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Types of Awards

The Amended 2007 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock- and cash-based awards as described below, which we collectively refer to as awards.

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options will be granted at an exercise price which will not be less than 100% of the fair market value of our common stock on the date of grant; provided that if the Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price will not be less than 100% of the fair market value on such future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value of the common stock on the date of grant that are granted to optionees holding more than 10% of our voting securities. Each option will be exercisable at such times and subject to such terms and conditions as the Board may specify in the appropriate option agreement, provided that no options will be granted for a term in excess of ten years. The Amended 2007 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to us of shares of common stock, (iii) subject to certain conditions, in the case of non-statutory stock options, by delivery of a notice of “net exercise” to us, (iv) subject to certain conditions, delivery to us of a promissory note, (v) any other lawful means, or (vi) any combination of these forms of payment.

Director Options

The Amended 2007 Plan provides for the automatic grant of options to members of the Board who are not our employees, whom we refer to as non-employee directors. The number of shares subject to each automatic grant to non-employee directors under the Amended 2007 Plan is subject to adjustment for changes in capitalization. On the commencement of service on the Board, each non-employee director will receive a non-statutory stock option to purchase 20,000 shares of our common stock. In addition, on the date of each annual meeting of stockholders, each non-employee director who is both serving as a director immediately before and immediately after such meeting will receive a non-statutory stock option to purchase 8,000 shares of our common stock, except for our Lead Director and Chairman of the Board, who will receive a non-statutory stock option to purchase 10,000 and 13,000 shares of our common stock, respectively; provided, however, that no non-employee director will be eligible to receive this annual option grant unless such director has served on the Board for at least twelve months.

In addition, on the date of each annual meeting of stockholders, each non-employee director who is both serving as a director immediately before and immediately after such meeting and who served as a member of a committee of the Board during the preceding fiscal year will receive a non-statutory stock option to purchase (i) 2,000 shares of our common stock if such director served as chairperson of such committee or (ii) 1,000 shares of our common stock if such director did not serve as chairperson of such committee; provided, however, that no non-employee director will be eligible to receive this annual option grant unless such director has served on the Board for at least twelve months.

The Board retains the specific authority to from time to time increase or decrease the number of shares subject to options granted to non-employee directors under the Amended 2007 Plan and to issue SARs (as defined below), restricted stock awards, restricted stock units awards or other stock-based awards in lieu of or in addition to some or all of the options otherwise issuable to non-employee directors, subject to certain limitations described in the Amended 2007 Plan.

Options automatically granted to non-employee directors will (i) have an exercise price equal to the closing price of our common stock on the date of grant, (ii) vest in full on the six-month anniversary of the date of grant provided the person is still serving on the Board, (iii) expire on the earlier of ten years from the date of grant or one year following cessation of service on the Board and (iv) contain such other terms and conditions as the Board determines. Notwithstanding the foregoing vesting provisions, (x) no additional vesting will take place after the non-employee director ceases to serve as a director and (y) the Board may provide for accelerated vesting in the case of the death, disability, attainment of mandatory retirement age or retirement following at least ten years of service.

Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an Option. The Board will establish the exercise price of a SAR and specify it in the applicable SAR agreement, which exercise price will not be less than 100% of the fair market value per share of our common stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR with an exercise price to be determined on a future date, the exercise price will not be less than 100% of the fair market value on such future date. Each SAR will be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement, provided that no SAR will be granted with a term in excess of ten years.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Recipients of restricted stock awards are entitled to all ordinary cash dividends paid with respect to the shares subject to such awards, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of our common stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock. The Board determines the terms and conditions of a restricted stock award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted stock awards that vest solely based on the passage of time will be zero percent vested before the first anniversary of the date of grant, no more than one-third vested before the second anniversary of the date of grant, and no more than two-thirds vested before the third anniversary of the date of grant. Restricted stock awards that do not vest solely based on the passage of time will not vest before the first anniversary of the date of grant. The vesting schedules described above do not apply to awards made to non-employee directors, performance awards or to restricted stock awards and other stock-based awards granted, in the aggregate, for up to 50% of the maximum number of authorized shares under the Amended 2007 Plan. The Board may, in its discretion, either at the time a restricted stock award is made or at any time thereafter, waive the forfeiture of (or its right to repurchase) shares of common stock or remove or modify any or all of the restrictions applicable to restricted stock awards, but only in extraordinary circumstances, which include, without limitation, death or disability of a participant, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of us, or any other nonrecurring significant event affecting us, a participant or the Amended 2007 Plan.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of our common stock or cash to be delivered at the time such award vests pursuant to the terms and conditions established by the Board. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each restricted stock unit award, the recipient is entitled to receive from us one share of our common stock or an amount of cash equal to the fair market value of one share of our common stock, as provided in the applicable award agreement. The Board may, at its discretion, provide that settlement of restricted stock unit awards will be deferred, on a mandatory basis or at the election of the recipient. A recipient has no voting rights with respect to any restricted stock unit awards. To the extent provided by the Board, in its sole discretion, a grant of a restricted stock unit award may provide recipients with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock, which we refer to as dividend equivalents. Dividend equivalents may be paid currently or credited to an account for the recipients, may be settled in cash and/or shares of our common stock and may be subject to the same restrictions on transfer and forfeitability as the restricted stock unit awards with respect to which paid, as determined by the Board in its sole discretion, subject to the terms and conditions established by the Board and set forth in the applicable award agreement. Restricted stock unit awards are subject to the same limitations on vesting as restricted stock awards.

Other Stock- and Cash-Based Awards. Under the Amended 2007 Plan, the Board has the right to grant other awards based upon our common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of awards entitling recipients to receive shares of our common stock to be delivered in the future. We may also grant performance awards or other awards denominated in cash rather than shares of common stock.

Performance Conditions. Grants of restricted stock awards, restricted stock unit awards or other stock-based awards may be made subject to the achievement of performance goals. We refer to such performance-based awards as performance awards. Subject to certain provisions of the Amended 2007 Plan, no performance awards will vest prior to the first anniversary of the date of grant. Grants of performance awards to any officer intended to qualify for deduction under Section 162(m) of the Code will only be made by the Joint Compensation and Options Committee, and will be based on one or more of the following measures: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total stockholder return or (o) success related to clinical trials. These performance measures may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Joint Compensation and Options Committee may specify that such performance measures will be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Joint Compensation and Options Committee; and (z) will be set by the Joint Compensation and Options Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify for deduction under Section 162(m) may be based on these or such other performance measures as the Board may determine.

We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect us.

Transferability of Awards

Except as the Board may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of ours and our subsidiaries and of other business ventures in which we have a controlling interest are eligible to be granted awards under the Amended 2007 Plan. Under present law, however, incentive stock options may only be granted to employees of ours and our subsidiaries.

The maximum number of shares with respect to which awards may be granted to any participant under the Amended 2007 Plan may not exceed 200,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with an SAR is treated as a single award. The maximum number of shares with respect to which awards other than options and SARs may be granted is 50% of the maximum number of authorized shares as set forth in the Amended 2007 Plan. The maximum number of shares with respect to which awards may be granted to directors who are not our employees at the time of grant is 50% of the maximum number of authorized shares as set forth in the Amended 2007 Plan.

Plan Benefits

As of April 27, 2009, all of our employees, officers, directors, consultants and advisors were eligible to receive awards under the Amended 2007 Plan, including our two executive officers and five non-employee directors. The granting of awards under the Amended 2007 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On April 15, 2009, the last reported sale price per share of our common stock on the NASDAQ Global Market was $0.95.

Administration

The Amended 2007 Plan is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended 2007 Plan and to interpret the provisions of the Amended 2007 Plan. Pursuant to the terms of the Amended 2007 Plan, the Board may delegate authority under the Amended 2007 Plan to one or more committees or subcommittees of the Board. The Board has authorized the Joint Compensation and Options Committee to administer certain aspects of the Amended 2007 Plan, including the granting of options to executive officers.

Subject to any applicable limitations contained in the Amended 2007 Plan, the Board, the Joint Compensation and Options Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of our common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of the fair market value of our common stock), (iii) the duration of options (which may not exceed ten years), and (iv) the number of shares of our common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The Board may, to the extent permitted by applicable law, delegate to one or more of our officers the power to grant awards to our employees or officers or employees or officers of our subsidiaries and to exercise such other powers under the Amended 2007 Plan as the Board may determine, provided that the Board will fix the terms of the awards to be granted by such officers and the maximum number of shares subject to such awards; provided, however, that none of our officers will be authorized to grant awards to any of our “executive officers” (as that term is defined by Rule 3b-7 under the Exchange Act), to any “officer” (as that term is defined by Rule 16a-1 under the Exchange Act) or to any “covered employee” (as that term is defined under Section 162(m) of the Code).

Adjustments and Reorganization Event

The Board is required to make appropriate adjustments in connection with the Amended 2007 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Amended 2007 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

In connection with a reorganization event, the Board or the Joint Compensation and Options Committee will take any one or more of the following actions as to all or any, or any portion, of outstanding awards other than restricted stock awards and restricted stock unit awards on such terms as the Board or the Joint Compensation and Options Committee determines: (i) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, make or provide for a cash payment to an award holder equal to the excess, if any, of (A) the acquisition price times the number of shares of our common stock subject to the holder’s awards (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price of all the holder’s outstanding awards and any applicable tax withholdings, in exchange for the termination of such awards, (v) provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of these permitted actions, the Board will not be obligated by the Amended 2007 Plan to treat all awards, or all awards of the same type, identically.

Upon a reorganization event other than a liquidation or dissolution of the Company, our repurchase and other rights under each outstanding restricted stock award and restricted stock unit award will inure to the benefit of our successor and will, unless the Board determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to the reorganization event in the same manner and to the same extent as they applied to our common stock subject to such restricted stock award and restricted stock unit award. Upon a reorganization event involving the liquidation or dissolution of the Company, except in certain circumstances all restrictions and conditions on all restricted stock awards and restricted stock unit awards then outstanding will automatically be deemed terminated or satisfied.

Acceleration

Except as otherwise provided in the Amended 2007 Plan, the Board or the Joint Compensation and Options Committee may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Shares Available for Awards

For purposes of counting the number of shares available for the grant of awards under the Amended 2007 Plan and under the sublimits contained in the Amended 2007 Plan:

•

all shares of our common stock covered by independent SARs will be counted against the number of shares available for the grant of awards, provided, however, that independent SARs that may be settled in cash only shall not be so counted;

•

subject to any limitations under the Code in the case of incentive stock options, if any award (i) expires or is terminated, surrendered, canceled or forfeited or (ii) results in any of our common stock not being issued, including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash, the unused shares of our common stock covered by such award will again be available for the grant of awards, provided that, in the case of independent SARs, the full number of shares subject to any stock-settled SAR will be counted against the shares available under the Amended 2007 Plan and against certain sublimits contained in the Amended 2007 Plan regardless of the number of shares actually used to settle such SAR upon exercise;

•

shares of our common stock tendered to us by a participant to purchase shares of our common stock upon the exercise of an award or to satisfy tax withholding obligations will not be added back to the number of shares available for future grant of awards; and

•	shares of our common stock repurchased by us on the open market using the proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

Substitute Awards

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, the Board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the Amended 2007 Plan. Substitute awards will not count against the Amended 2007 Plan’s overall share limit or any sublimits contained in the Amended 2007 Plan, except as may be required by the Code.

Limitation on Repricing

Unless approved by our stockholders (i) no outstanding option or SAR granted under the Amended 2007 Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option or SAR and (ii) the Board may not cancel any outstanding option or SAR, whether or not granted under the Amended 2007 Plan, and grant in substitution therefor new awards under the Amended 2007 Plan covering the same or a different number of shares of our common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or SAR.

Provisions for Foreign Participants

The Board or the Joint Compensation and Options Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Amended 2007 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No awards may be made under the Amended 2007 Plan after June 4, 2017 but awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the Amended 2007 Plan, provided that:

•

to the extent required by Section 162(m) of the Code, no award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment will become exercisable, realizable or vested, as applicable to such award, unless and until such amendment shall have been approved by our stockholders if required by Section 162(m), including the vote required under Section 162(m);

•

no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market, or NASDAQ, may be made effective unless and until such amendment shall have been approved by our stockholders; and

•

if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendments to the NASDAQ rules, the following amendments to the Amended 2007 Plan will not be effective unless we obtain the approval of our stockholders:

•	materially increasing the number of shares authorized under the Amended 2007 Plan,

•	expanding the types of awards that may be granted under the Amended 2007 Plan, or

•	materially expanding the class of participants eligible to participate in the Amended 2007 Plan.

In addition, if at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board may not effect such modification or amendment without stockholder approval. Unless otherwise specified in the amendment, any amendment to the Amended 2007 Plan will apply to, and be binding on the holders of, all awards outstanding under the Amended 2007 Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of participants under the Amended 2007 Plan. No award will be made that is conditioned upon stockholder approval of any amendment to the Amended 2007 Plan.

If our stockholders do not approve the adoption of the Amended 2007 Plan, the Amended 2007 Plan will not go into effect, and we will not grant any awards under the Amended 2007 Plan. In such event, the Board will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended 2007 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the Amended 2007 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3—RATIFICATION OF THE SELECTION

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Although stockholder approval of the Audit Committee’s selection of Deloitte & Touche is not required by law, the Audit Committee believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved, the Audit Committee may reconsider its selection.

A representative from Deloitte & Touche is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS BELIEVES THAT RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2008 and has discussed these financial statements with our management and our independent registered public accounting firm, Deloitte & Touche. Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Deloitte & Touche is responsible for conducting an independent audit of our annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

In response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related rules and regulations, management completed the documentation, testing and evaluation of our system of internal control over financial reporting for the year ended December 31, 2008. The Audit Committee provided oversight and guidance to management and financial personnel during the testing and evaluation process. In connection with this oversight, both management and Deloitte & Touche regularly provided updates to the Audit Committee at Audit Committee meetings. At the conclusion of the process, management presented to the Audit Committee for its review a report on the effectiveness of our internal control over financial reporting. The Audit Committee also reviewed Deloitte & Touche’s report included in the Annual Report on Form 10-K for the year ended December 31, 2008 related to their audit of the Company’s internal control over financial reporting. The Audit Committee will continue to oversee the efforts pertaining to internal control over financial reporting and management’s preparations for the evaluation of internal controls in the fiscal year ending December 31, 2009.

The Audit Committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Deloitte & Touche provided the Audit Committee with the written disclosures and letter required by applicable requirements of the PCAOB regarding Deloitte & Touche’s communications with the Audit Committee concerning independence, and our Audit Committee has discussed with Deloitte & Touche their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors of NMT Medical, Inc.:

James J. Mahoney Jr., Chair

Cheryl L. Clarkson

Daniel F. Hanley M.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auditors’ Fees

On August 8, 2007, our Audit Committee dismissed Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm and engaged Deloitte & Touche to serve as our independent registered public accounting firm. Fees for professional services rendered by Deloitte & Touche for fiscal 2008 and fiscal 2007 and Ernst & Young for fiscal 2007 were as follows:

Fee Category	Fiscal Year 2008	Fiscal Year 2007
Audit Fees(1)	$433,000	$416,000
Audit Related Fees(2)	—	—
Tax Fees(3)	302,000	227,000
All Other Fees(4)	—	7,000

	$735,000	$650,000

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. The audit fees for fiscal 2008 were all billed by Deloitte & Touche. Of the $416,000 billed in audit fees for fiscal 2007, $180,000 was billed by Deloitte & Touche and $236,000 was billed by Ernst & Young.
(2)	Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements, which are not reported under “Audit Fees.”
(3)	Tax fees consist of tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of U.S. federal income tax returns, preparation of state income and franchise tax returns, preparation of European subsidiary returns, consultation on state sales tax compliance issues and European VAT compliance, accounted for all of the total tax fees billed in fiscal 2008 and fiscal 2007. Tax advice and tax planning services relate to assistance with tax audits and appeals, employee benefit plans and requests for rulings or technical advice from taxing authorities. None of the tax fees billed in fiscal 2008 and fiscal 2007 were provided under the de minimis exception to the Audit Committee pre-approval requirements. All tax fees for fiscal 2008 were billed by Deloitte & Touche. Of the $227,000 billed for tax fees for fiscal 2007, $65,000 was billed by Deloitte & Touche and $162,000 was billed by Ernst & Young.
(4)	All other fees consist of fees related to the filing of a registration statement on Form S-3 and a registration statement on a Form S-8. These fees were incurred by the independent auditor of record at the time of the filing, Deloitte & Touche for 2007. None of the other fees billed in fiscal 2007 were provided under the de minimis exception to the Audit Committee pre-approval requirements.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On August 8, 2007, the Audit Committee dismissed Ernst & Young as our independent registered public accounting firm and engaged Deloitte & Touche to serve as our independent registered public accounting firm.

The reports of Ernst & Young on our consolidated financial statements as of and for the fiscal years ended December 31, 2005 and 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal years ended December 31, 2005 and 2006 and through August 8, 2007, (a) there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused them to make reference thereto in their reports on the financial statements for such years and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has furnished Ernst & Young with a copy of the disclosures contained in Item 4.01 of Form 8-K/A filed on August 20, 2007 and requested that Ernst & Young furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in Item 4.01 of Form 8-K/A filed on August 20, 2007. A copy of such letter dated August 20, 2007 is attached as Exhibit 16.2 to Form 8-K/A filed on August 20, 2007.

During our fiscal years ended December 31, 2005 and 2006 and through August 8, 2007, neither the Company nor anyone on behalf of the Company consulted with Deloitte & Touche on any matter regarding: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Deloitte & Touche concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

ADDITIONAL INFORMATION

Matters to be Considered at the Meeting

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, e-mail and personal interviews. The Company will also request that brokerage houses, custodians, nominees and fiduciaries all forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting such proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: Secretary, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625, (617) 737-0930. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

Stockholder Proposals for 2010 Annual Meeting

Proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders must be received by the Company at its principal offices, 27 Wormwood Street, Boston, Massachusetts 02210-1625 no later than February 4, 2010 in order to be considered for inclusion in the proxy statement for that meeting.

If a stockholder of the Company wishes to present a proposal before the 2010 Annual Meeting of Stockholders but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice by December 28, 2009. If a stockholder fails to provide timely notice of a proposal to be presented at the 2010 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

Telephonic Voting

If you own your shares of our common stock of record, you may vote your shares telephonically by calling 1-800-PROXIES (1-800-776-9437) and by following the instructions on the enclosed proxy card. Proxies submitted by telephone must be received by 11:59 p.m. Eastern Time on June 3, 2009.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

By Order of the Board of Directors,

Richard E. Davis, Secretary

April 27, 2009

THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE (OR VOTE YOUR SHARES BY TELEPHONE). PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY EVEN IF YOU HAVE SENT IN YOUR PROXY CARD.

Exhibit A

NMT MEDICAL, INC.

AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this Amended and Restated 2007 Stock Incentive Plan (the “Plan”) of NMT Medical, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, and directors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock and cash-based awards (each, an “Award”) under the Plan. Consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 (or any successor form)) are also eligible to be granted Awards. Each person who is granted an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule

3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant restricted stock, unless Delaware law then permits such delegation.

(d) Awards to Non-Employee Directors. Discretionary Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 1,100,000 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2) and 4(b)(3), (i) all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled only in cash shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section in proportion to the portion of the SAR actually exercised regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 200,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 50% of the maximum number of authorized shares set forth in Section 4(a)(1).

(3) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 50% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of NMT Medical, Inc., any of NMT Medical, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined in Section 5(h)) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

(h) Fair Market Value. Fair Market Value of a share of Common Stock for purposes of the Plan is the closing sale price (for the primary trading session) of the Common Stock on the national securities exchange on which the Common Stock is then traded on the date of grant (or if the date of grant is not a trading day on such exchange, the trading date immediately prior to the date of grant) or if the Common Stock is not then traded on a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board.

6.	Director Options

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person a Nonstatutory Stock Option to purchase 20,000 shares of Common Stock (subject to adjustment under Section 10).

(b) Annual Grant.

(1) Board Service. On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 8,000 shares of Common Stock (subject to adjustment under Section 10); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b)(1) until such director has served on the Board for at least twelve months.

(2) Committee Service. In addition to any grant made pursuant to Section 6(b)(1) above, on the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board who (A) is serving as a director of the Company immediately prior to and immediately following such annual meeting, (B) is not then an employee of the Company or any of its subsidiaries and (C) served as a member of a Committee of the Board during the preceding year, a Nonstatutory Stock Option to purchase (x) 2,000 shares of Common Stock (subject to adjustment under Section 10) if such director served as chairperson of such Committee or (y) 1,000 shares of Common Stock (subject to adjustment under Section 10) if such director did not serve as chairperson of such Committee; provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b)(2) until such director has served on the Board for at least twelve months.

(3) Lead Director. In addition to any grant made pursuant to Sections 6(b)(1) and 6(b)(2) above, on the date of each annual meeting of stockholders of the Company, the Company shall grant to the member of the Board who is both serving as the “Lead Director” of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 2,000 shares of Common Stock (subject to adjustment under Section 10); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b)(3) until such director has served on the Board for at least twelve months.

(4) Chairman of the Board. In addition to any grant made pursuant to Sections 6(b)(1) and 6(b)(2) above, on the date of each annual meeting of stockholders of the Company, the Company shall grant to the Chairman of the Board of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock (subject to adjustment under Section 10); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b)(4) until such director has served on the Board for at least twelve months.

(c) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the Fair Market Value of the Common Stock on the date of grant, (ii) vest in full on the six-month anniversary of the date of grant provided that (a) the individual is serving on the Board on such date, (b) no additional vesting shall take place after the Participant ceases to serve as a director and (c) the Board may provide for accelerated vesting in the case of death, disability, change in control, attainment of mandatory retirement age or retirement following at least 10 years of service, (iii) expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(d) Board Discretion. The Board retains the specific authority to from time to time increase or decrease the number of shares subject to Options granted under this Section 6, subject to the limitation on the aggregate number of shares issuable to non-employee directors contained in Section 4(b)(3). The Board also retains the specific authority to issue SARs, Restricted Stock Awards or Other Stock-Based Awards in lieu of or in addition to some or all of the Options otherwise issuable under this Section 6, subject to the limitation on the aggregate number of shares issuable to non-employee directors contained in Section 4(b)(3).

7.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of a SAR entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 7(c). The date as of which such appreciation is determined shall be the exercise date.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with a measurement price to be determined on a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with any other documents required by the Board.

(f) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

8.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Restricted Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant. The two foregoing sentences shall not apply to (1) Awards made to non-employee directors pursuant to Section 6, (2) Awards granted pursuant to Section 11(i) or (3) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 50% of the maximum number of authorized shares as set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 11(i), if applicable), the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

9.	Other Stock-Based and Cash-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Awards, including any purchase price applicable thereto.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a), 4(b) and 8(b) (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Sections 5 and 6, (iv) the share- and per-share provisions and the measurement price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Section 5(g) and 7(f) with respect to repricings, Section 8(b) with respect to the vesting of Restricted Stock Awards or Section 11(i) with respect to Performance Awards, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Section 8(b) or 11(i), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants. Subject to Section 11(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant.

(2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total stockholder return or (o) success related to clinical trials. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

12.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 8 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Non U.S. Employees. Awards may be granted to Participants who are non-U.S. citizens or residents employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Board’s obligation with respect to tax equalization for Participants on assignments outside their home country. The Board may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

(g) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section.

(h) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(i) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

NMT MEDICAL, INC.

ANNUAL MEETING OF STOCKHOLDERS—JUNE 4, 2009

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Francis J. Martin and Richard E. Davis, and each of them, with power of substitution and revocation, as Proxies to represent and vote as designated hereon all the shares of stock of NMT MEDICAL, INC. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at our offices located at 27 Wormwood Street, Boston, Massachusetts 02210, on Thursday, June 4, 2009 at 1:00 p.m., Boston, Massachusetts time, and at any adjournment thereof.

UNLESS VOTING YOUR SHARES BY TELEPHONE, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

(Continued and to be signed on the reverse side)

COMMENTS:

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PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

You may enter your voting instructions at 1-800-PROXIES up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date.

ANNUAL MEETING OF STOCKHOLDERS

NMT MEDICAL, INC.

June 4, 2009

Please date, sign and mail your

proxy card back as soon as possible.

Please detach and mail in the envelope provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.  ☒

PROPOSAL 1—Election of Directors:

NOMINEES
☐ FOR ALL NOMINEES	O Francis J. Martin
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Cheryl L. Clarkson
☐ FOR ALL EXCEPT (See instructions below)	O Daniel F. Hanley, M.D
O James J. Mahoney, Jr.
O David L. West, Ph.D., M.P.H.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

	FOR	AGAINST	ABSTAIN
PROPOSAL 2—

To approve the Company’s Amended and Restated 2007 Stock Incentive Plan to, among other things, increase the number of shares of the Company’s common stock authorized for issuance thereunder from 600,000 shares to 1,100,000 shares.

	☐	☐	☐

	FOR	AGAINST	ABSTAIN
PROPOSAL 3—
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder                                               Date:

Note:	This proxy card must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.